PROMISSORY CONTRACT ENTERED INTO BY AND BETWEEN PUERTO DE LIVERPOOL, S.A. DE C.V., HEREIN REPRESENTED BY MR. FELIPE JAQUEZ GARCES, WHO SHALL HEREINAFTER BE CALLED THE "PROMISOR PURCHASER," AND THE PARTY OF THE SECOND PART, GRUPO ELEKTRA, S.A. DE C.V., REPRESENTED BY MESSRS. LUIS JORGE ECHARTE FERNANDEZ AND GONZALO GARCIA DE LUCA, WHO SHALL HEREINAFTER BE CALLED THE "PROMISOR SELLER," UNDER THE TENOR OF THE FOLLOWING STATEMENTS AND CLAUSES

                                   STATEMENTS

I.       The Promisor Purchaser States:

         a) That it is a commercial company duly established and existing pursuant to the laws of the United States of Mexico, with full capacity to enter into the present Contract and to commit under the terms hereof.

         b) That simultaneously with the signing of the present Contract it has acquired 94.3% of the shares representing the share capital of Grupo SyR, S.A. de C.V. ("Grupo Syr"), with full voting rights and as a result of such purchase / sale transaction, it controls Grupo SyR.

         c) That Grupo SyR is the owner, directly or through some of its subsidiary companies, of four pieces of real property in which operate the same number of department stores under the name "Salinas y Rocha," which are described in Appendix "A" of the present contract (the "Properties").

         d) That Grupo SyR is the lessee, directly or through some of its subsidiary companies, of seven pieces of real property in which operate the same number of department stores under the name "Salinas y Rocha," which are described in Appendix "B" of the present contract (the "Leaseholds" and jointly with the Properties, the "Department Stores").

         e) That Grupo SyR is the owner, directly or through some of its subsidiary companies, of the inventory of merchandise, as well as the chattel and equipment related to the handling, operation and management of the Department Stores (jointly, the "Inventory").

         f) That Grupo SyR is the holder, directly or through some of its subsidiary companies, of the credit rights with respect to the lines of credit granted to the customers of the Department Stores (jointly, the "Portfolio").

         g) That Grupo SyR is the employer, under the terms of the Federal Labor Law, directly or through some of its subsidiary companies, of all the employees who perform their services physically in the Department Stores, for the direct operation thereof, excluding purchasers or such others who have been hired through third parties (jointly, the "Substitute Employees").

         h) That it is represented herein by Messrs. Luis J. Echarte Fernandez and Gonzalo Garcia de Luca, who have sufficient authorities to enter into in behalf and in representation of the Promisor Seller, acts of management under the terms of the second paragraph of Article 2554 of the Civil Code for the Federal District, which have not been limited since the date on which they were granted.

II.      The Promisor Purchaser states:

         a) That it is a commercial company duly established pursuant to the laws of the United States of Mexico, with full capacity to enter into the present Contract and to commit under the terms hereof.

         b) That it is interested in purchasing directly or through some of its subsidiary companies, the Properties and the Inventory, as well as the right and obligations of the lessee of the Leaseholds. Likewise, it is interested in acquiring the Portfolio through assignment, and in assuming as Substitute employer, the employment obligations of the Substituted Employees.

         c) That it is herein represented by Mr. Felipe Jaquez Garces, who has sufficient authority to obligate it under the terms of the present Contract, which have not been limited since the date they were granted to him.

         d) That it is aware of the authorities of the representatives of the Promisor Seller and they recognize its agency for the purposes of the present Contract.

III.     Both parties state that:

         They are in agreement in entering into the present Promissory Contract under the following

                                     CLAUSES

     FIRST. Properties and Inventory. The Promisor Seller undertakes to sell or to take such as are necessary in order for the owner of the Properties and of the Inventory to sell the same to the Promisor Purchaser, which undertakes to acquire such Properties and Inventory from the Promisor Seller or from the legitimate owner thereof, by entering into such purchase / sale contracts as are necessary to that end, which shall contain the elements cited in this contract and shall contain the common and usual clauses in this type of contract.

     SECOND. Leasehold. The Promisor Seller undertakes to assign or to the perform such acts as are required for the holder of the rights of the lessee of Leaseholds to assign in favor of the Promisor Purchaser, which undertakes to assume such lessee's rights with respect to the Leaseholds by means of entering into such assignment contracts of the lessee's rights as are required to that end, which shall contain the elements cited in this contract.

     THIRD. Portfolio. Likewise, the Promisor Seller undertakes to assign or to perform such acts as are required for the owner of the Portfolio to assign in favor of the Promisor Purchaser, which undertakes to acquire such credit rights corresponding to the Portfolio by means of entering into such rights assignments contracts as are required to that end, which shall contain the elements cited in this contract.

     FOURTH. Employer Substitution. With the acquisition of the Properties and the assignment of the Leaseholds cited in Clauses First and Second, above, the Promisor Purchaser shall assume the employer liabilities with respect to the Substituted Employees, establishing itself as Substitute Employer under the terms of the Federal Labor Law. The parties undertake to formalize such employer substitution in writing, on the date on which the contracts for the acquisition of the Properties and the assignment of the Leaseholds are signed, which document shall be subject to the stipulations of Clause Seventh of the present Contract.

     FIFTH. Price of the Properties, Inventory and Leaseholds. As overall consideration for the assets cited in Clauses First and Second of this Contract, the promisor Purchaser promises to pay and the Promisor Seller promises to accept payment of an amount equivalent to UI 115,851,760 (one hundred fifteen million eight hundred fifty-one thousand seven hundred sixty Investment Units "UDI's"). Likewise, the parties shall agree the manner in which such amount shall be distributed among the different contracts. The aforementioned amount or amounts shall be paid by the Promisor Purchaser on the date on which the corresponding contracts are entered into.

     SIXTH. Portfolio Price. As consideration for the assignment of the entirety of the Portfolio, the Promisor Purchaser promises to pay and the Promisor Seller promises to accept payment of an amount equivalent to 95% of the unpaid balance of the portion of the Portfolio identified as "Normality," that is to say, such as is current with respect to its payments and such as is not more than 30 days in arrears. Such amount shall be paid by the Promisor Purchaser on the date on which the assignment of the Portfolio is made.

     SEVENTH. Statements. The definitive contracts to which Clauses First to Fourth, above, refer (the "Definitive Contracts") shall also contain a clause of statements by the Promisor Seller and of the subsidiary thereof which enters into such Contracts under the terms of Appendix "C", as well as a clause of statements on the part of the Promisor Purchaser and of the subsidiary thereof which enters into the contracts under the terms of Appendix "D". Likewise, such contracts shall contain a clause by means of which the Promisor Seller and the subsidiary thereof which enters into the Definitive Contracts undertake jointly and severally to hold the Promisor Purchaser harmless with respect to any damage which the latter might have suffered in virtue of any falsehood in the statements contained in the Definitive Contracts and vice versa.

     EIGHTH. Termination. The Definitive Contracts may be signed (i) simultaneously on only one date, or (ii) successively on different dates, with the understanding that in both cases all the Definitive Contracts shall have been entered into by no later than June 15, 1999 (the "Deadline"). Likewise, the parties agree that if the Definitive Contracts are entered into under the terms of paragraph (ii), above, such contracts as are entered into, pending the signature of others of the Definitive Contracts, shall be subject to the resolutive condition that the rest of the Definitive Contracts be entered into no later than by the Deadline. For this reason, if any of the Definitive Contracts is not signed by the Deadline such condition shall occur and the Definitive Contracts already signed at such date shall be understood as not having been entered into. Notwithstanding the foregoing, the parties undertake to make their best efforts for all the Definitive Contracts to be signed as quickly as possible.

     NINTH. Audit. The Promisor Purchaser shall have a right to perform and conclude a purchase audit prior to the Closing Date, which shall be focused toward verifying, independently, the veracity of the statements cited in Appendix "C" of the present Contract. In this regard, the Promisor Seller undertakes to provide the Promisor Purchaser all the information which is reasonably requested by the Promisor Purchaser in order to conclude its purchase audit.

     TENTH. Governmental Authorization. Entering into the Definitive Contracts shall be conditioned on obtaining from the Federal Antitrust Commission official correspondence in which such department decides favorably and without any condition whatsoever on the concentration in question. The Promisor Purchaser, for its part, undertakes to make its best efforts to process and obtain such favorable decision from the Federal Antitrust Commission.

     ELEVENTH. Use of Brand. In order to perform the liquidation of the inventory of merchandise which shall be acquired under the terms of Clause First of this Contract, the Promisor Purchaser may continue to operate the Department Stores under the name Salinas and Rocha, for a period of up to 60 days calculated form the date on which the Promisor Purchaser takes possession thereof.

     TWELFTH. Selection of Notary. The parties agree that the Promisor Purchaser shall be the one which shall determine before which notary or notaries public the Definitive Contracts shall be entered into which must be certified.

     THIRTEENTH. Expenses. The parties are in agreement that the expenses, fees and charges which must be paid for notarization and registration of the Definitive Contracts which must be certified shall be borne by the Promisor Purchaser.

     FOURTEENTH. Domiciles. The parties indicate the following as their domiciles for notifications related to this contract:

         The PROMISOR SELLER

         Av. Insurgentes Sur 3579 Tower I 8th Floor
         Col. Tlalpan la Joya
         Mexico, F.D.  14000
         Tel.:  5629-9323

         THE PROMISOR PURCHASER

         Vasco de Quiroga 3800
         Col. Santa Fe
         Mexico, F.D.  05109
         Tel.:  5257-9087

     FIFTEENTH. Contractual Penalty and Guarantee. The parties agree that in case of (i) nonperformance by any of the parties of any of its obligations pursuant to the present Contract, and (ii) that the other party has for such reason terminated the present contract, the party responsible for the breach shall be obligated to pay the party that has terminated and notified extrajudicially of the termination of the Contract, a contractual penalty in the amount of US$ 5,000,000 (five million United States dollars).

     In order to guarantee the timely payment of the contractual penalty cited in the preceding paragraph, the Promisor Seller hereby delivers to the Promisor Purchaser, within the three business days subsequent to the signing of the present Contract, an unconditional and irrevocable letter of credit from a credit institution acceptable to the Promisor Purchaser under terms acceptable to the Promisor Purchaser.

     Likewise, the parties agree that the letter of credit delivered by the Promisor Purchaser to the Promisor Seller on March 23, 1999 may be exercised by the Promisor Seller to, and only to, cover payment of the contractual penalty cited in the present Clause.

     SIXTEENTH. Condition Precedent. The present Contract, as well as all the parties' obligations and rights which derive herefrom, are subject to the condition precedent that the consent of all the lessors of the Leaseholds for entering into the assignment contracts for the lessee's rights cited in Clause Second of the present Contract, be obtained within the ten (10) business days subsequent to the signing hereof. That is to say, if such consent is not obtained, the present contract shall be deemed not entered into and the parties shall return their guarantees, without there being any penalty whatsoever for any of them. The Promisor Seller undertakes to make its best efforts to obtain the consent of the lessors cited in this Clause and the Promisor Purchaser, for its part, shall take all actions which are reasonably requested of it by the Promisor Seller to aid it in the obtention of the consent of the lessors.

     SEVENTEENTH. Jurisdiction and Applicable Laws. For all controversies which arise based on the performance or interpretation of the present Contracts, the parties expressly subject themselves to the laws and courts of Mexico City, Federal District, waiving any others which might correspond to them by reason of present or future domicile.

     The present document is signed in duplicate in Mexico City, Federal District, on the 21st day of the month of April 1999.

Promisor Seller                            Promisor Purchaser
Grupo Elektra, S.A. de C.V.                El Puerto de Liverpool, S.A. de C.V.

By:  Luis J. Echarte Fernandez             By:  Felipe Jaquez Garces

By:  Gonzalo Garcia de Luca

                                                                    APPENDIX "A"

The Properties
--------------

1.       Monterrey, N.L. (Melchor Ocampo, store 102)

2.       Boca del Rio, Ver. (Plaza Mocambo, store 130)

3.       Guadalajara, Jal. (Plaza Tapatia, store 427)

4.       State of Mexico (Perinorte, store 448)

                                                                    APPENDIX "B"

The Leaseholds

1.       Monterrey, N.L. (Plaza San Agustin, store 133)

2.       Leon, Gto. (Center, store 224)

3.       Leon, Gto. (Gran Plaza, store 230)

4.       Acapulco, Gro. (Gran Plaza, store 231)

5.       Mazatlan, Sin. (store 438)

6.       Zapopan, Jal. (La Gran Plaza, store 450)

7.       Monterrey, N.L. (Pabellon Tec., store 150)

                                                                    APPENDIX "C"

                                   STATEMENTS

I.   Properties Purchase / Sale Contracts

     The Promisor Seller and the seller shall state:

a)   That the seller is the legitimate and sole proprietor of the Property.

b) That the Property is free of all types of liens and limitations of dominion and it is current in the payment of its property taxes and debts for water, sewer services, local taxes, electricity, telephone service, condominium and association payments, security, maintenance payments, etc.

d) That the seller has not entered into any agreement or contract which continues to be in effect which prevents or restricts the holding or transmission of the Property including, but not limited to, any right of preference or first refusal in favor of any other person or entity.

e) That the Property is current with respect to all tax obligations, whether federal, state or municipal, as well as obligations to federal, state or municipal administrative authorities and, therefore, entering into this Contract has not caused nor shall it cause the purchaser to incur tax liabilities derived from the nonperformance of such obligations.

f) That the building that forms part of the Property complies with health requirements and those stipulated by the building code of the municipality where it is located. Likewise, no amount whatsoever is owed for such building, not taxes or fees, payments or any other obligations related thereto.

g) That the Property has the land use and authorizations required for a department store to operate on it.

h) That there are no real rights and no knowledge of any personal rights whatsoever on the Property in favor of third parties.

i) That (i) there is no judicial, administrative or arbitration litigation whatsoever which involves the Property, whether such is pending resolution or to the best of its knowledge and understanding is threatened by any creditor or person with a legal interest; (ii) the Property is not distrained and there is no knowledge that it is subject to any legal or administrative procedure whatsoever; and (iii) that the seller is unaware of any legal or administrative claim whatsoever which might challenge the validity of the present Contract.

j) That entering into this Contract (i) does not contravene any contractual obligation whatsoever assumed by the seller; (ii) it does not violate, breach or in any manner contravene the legal stipulations of (1) the seller's corporate bylaws; (2) any agreement or contract signed by the seller; (3) any concession, license, permit or governmental authorization granted to the seller; and (4) any other right.

II.  Contracts for the Assignment of Lessee's Rights With Respect to the
     Leaseholds

     The Promisor Seller and the assignor shall state:

a) That the assignor is the legitimate holder of all the lessee's rights in the Lease Contract which is attached hereto as Appendix "__" (the "Lease Contract").

b) That the leased property is free of all liens and limitations of dominion, other than those which might be established in the Lease Contract, which might cause injury to the assignee.

c) That the leased property is current in the payment of its fees and debts for water, sewer service, local taxes, electricity, telephone services, condominium and association payments, security, maintenance payments, etc., to the extent that the Promisor Seller or any of its subsidiaries are obligated, for any reason, to the payment of such obligations.

d) That the leased property is current is current with respect to all tax obligations, whether federal, state or municipal, as well as obligations to federal, state or municipal administrative authorities and, therefore, entering into this Contract has not caused nor shall it cause the purchaser to incur tax liabilities derived from the nonperformance of such obligations, to the extent that the Promisor Seller or any of its subsidiaries are obligated, for any reason, to the payment of such obligations.

e) That the building that forms part of the leased property complies with health requirements and those stipulated by the building code of the municipality where it is located. Likewise, the assignor owes no amount whatsoever for such building, not taxes or fees, payments or any other obligations related thereto.

f) That the leased property has the land use and authorizations required for a department store to operate on it.

g) That it has no knowledge of the existence of any personal right whatsoever which obligates the Promisor Seller or any of its subsidiaries and which might limit or in any manner adversely affect the use and enjoyment of the leased party by the Promisor Seller or any of its subsidiaries.

h) That to the best of its knowledge and understanding, (i) there is no judicial, administrative or arbitration litigation whatsoever which involves the leased property, whether such is pending resolution or is threatened by any creditor or person with a legal interest; (ii) the leased property is not subject to any legal or administrative procedure; and (iii) that no legal or administrative claim whatsoever exists which might challenge the validity of the present Contract.

i) That entering into this Contract (i) does not contravene any contractual obligation whatsoever assumed by the assignor; (ii) it does not violate, breach or in any manner contravene the legal stipulations of (1) the assignor's corporate bylaws; (2) any agreement or contract signed by the assignor; (3) any concession, license, permit or governmental authorization granted to the assignor; and (4) any other right.

j) That the assignor is current in its payment obligations derived from the Lease Contract.

k) That the Lease Contract is current and binding on the parties thereto and that no situation has occurred in virtue of which it might be considered that a breach exists by any of the parties of its obligations with respect to the Lease Contract.

III. Inventory Purchase / Sale Contracts

     The Promisor Seller and the seller shall state:

a) That the Inventory covered by the purchase / sale is comprised of (i) the entirety of the merchandise inventory that is physically in the Department Stores, as well as the merchandise inventory corresponding to the Department Stores contained in any warehouses or distribution centers destined therefor, (ii) all the chattel which is contained in the Department Stores, and (iii) all the equipment used for the operation and administration of the Department Stores.

b) That the seller is the legitimate and sole proprietor of all the Inventory, which inventory is free from all liens and limitations of dominion.

c) That the portion of the Inventory that corresponds to merchandise for sale to the public is at normal operating levels.

d) That there does not exist within the Inventory merchandise on consignment or leased equipment. The purchaser does not assume any liability whatsoever with respect to the payment of usage licenses for packages employed in the computer systems used for the operation, handling and administration of the Department Stores.

IV.  Portfolio Assignment Contract

     The Promisor Seller and the assignor shall state:

a) That the Portfolio covered by the assignment is described in Appendix "__" of the present Contract and includes all the lines of credit granted to customers of the Department Stores, including but not limited to that portion of the Portfolio that is more than 30 days in arrears.

b) That the credits which are assigned together with the portfolio were granted to customers of the Department Stores in the normal operation thereof.

c) That the credits that are assigned together with the portfolio are duly documented.

d) That the portfolio identified in the present contract as "Normality" is comprised of the entirety of the Portfolio whose payments are current, plus the entirety thereof which is at most 30 days in arrears.

e) That the assignor guarantees the existence and legitimacy of the entirety of the portfolio; however, it does not state or guarantee in any manner whatsoever to the assignee, the solvency of the customers or the collectability of the portfolio.

f) That the assignment of the portfolio is done with all the accessories thereto, which are described in Appendix "__" of the present Contract.

g) That from the date on which El Puerto de Liverpool, S.A. de C.V. was named as Winning Bidder in the private bid process for the sale, among other things of the Portfolio, no promotion whatsoever has been performed in the Department Stores, consisting in sales with terms greater than 30 days, interest-free.

V.   Document in which the Employer Substitution Shall Be Formalized

     The Promisor Seller and the substituted employer shall state:

a) That they are current in their labor obligations with respect to the Substituted Employees, including but not limited to all those related to Social Security, with INFONAVIT, workers' share in the company's profits, salaries, services, collective or individual employment contracts and in general any labor obligations for which it is responsible; and that no manager or, in general, employee of the Department Stores receives more benefits than those normally granted to managers or employees with similar characteristics.

b) That all taxes withheld from the Substituted Employees have been duly paid to the tax authorities, and the amount of such withholdings is not less than that stipulated by the applicable law.

c) That there is no litigation, whether collective or individual, with respect to the Substituted Employees.

                                                                    APPENDIX "D"

I.   Contracts for the Purchase / Sale of the Properties

     The Promisor Purchaser and the purchaser state:

a) That they know the Building covered by the purchase / sale and the physical condition which it is in and that complies satisfactorily with the purposes for which it is acquired.

II.  Contracts for the Assignment of Lessee's Rights With Respect to the
     Leaseholds

     The Promisor Purchaser and the purchaser state:

a) That they know the leased Building and the physical condition which it is in and that complies satisfactorily with the purposes for which they seek to use it.

b)   That they know and agree with the terms of the Lease Contract.

III. Portfolio Assignment Contract

     The Promisor Purchaser and the purchaser state:

a) That they acknowledge that in virtue of the fact that the Promisor Seller and the seller do not guarantee the solvency of the debtors or the collectability of the Portfolio, the portfolio identified as at the date of signing of the present Contract as "Normality" may, subsequently, suffer arrears greater than 30 days and thereby cease to be identified as such, for which, because of this mere fact, neither the Promisor Purchaser or the purchaser shall have a right to take any legal action whatsoever against the Promisor Seller and the seller.

IV.  Document In which the Employer Substitution Shall Be Formalized

     The Promisor Purchaser and the substitute employer shall state:

a) That they acknowledge that certain employees with respect to whom it assumes the position of substitute employer under the terms hereof, form part of one or several workers unions with which the substituted employer has signed one or several collective labor contract, for which reason they likewise acknowledge that based on the employer substitution the substitute employer shall assume all the obligations of the substituted employer with respect to the union and the employers under the terms of the collective and individual contracts which have been signed with the substituted employer.

                                                        June 21, 2000

     The undersigned does hereby represent and certify that the above Promissory Contract is a fair and accurate representation of the original Contrato de Promesa.



                                        Grupo Elektra, S.A. de C.V.


                                        By: /s/ Ricardo Martinez Cruz
                                            -------------------------